EXHIBIT 10.25(c)


                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement is entered into this 20th day of December 2001 and effective as of the 31st day of December 2001 ("Effective Date") by and between Integra LifeSciences Holdings Corporation ("Integra") and George McKinney, Ph.D. ("McKinney"), with reference to the following

                                   BACKGROUND.

     WHEREAS, McKinney and Integra entered into an Employment Agreement dated February 22, 2001 and effective as of February 28, 2001 (the "Employment Agreement");

     WHEREAS, the Employment Agreement provides, among other things, for McKinney's retiring from his position as Executive Vice President and Chief Operating Officer effective December 31, 2001 and remaining as an employee with the title "Consultant to the President and CEO" until June 30, 2002;

     WHEREAS, the Employment Agreement provides for the payment to McKinney of certain compensation through June 30, 2002;

     WHEREAS, McKinney has facilitated a smooth and effective transition of his matters to other colleagues at Integra and its subsidiaries; and

     WHEREAS, because of McKinney's efforts in facilitating the transition, Integra has determined to accelerate payments owing to McKinney under the Employment Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Paragraph 2 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

     2. POSITION AND PAYMENTS. McKinney hereby resigns from his position as Executive Vice President and Chief Operating Officer of Integra effective December 31, 2001. McKinney shall remain as an employee on Integra's payroll until June 30, 2002 with the title "Consultant to the President and CEO" and shall receive $67,500 as compensation for such six-month period, payable in semi-monthly installments, net of withholding taxes, and McKinney shall receive the benefits that are described on Exhibit B of the Employment Agreement. In addition, on December 31, 2001 Integra shall make a payment of $202,500, net of withholding taxes, to McKinney. At all times after December 31, 2001, McKinney shall not be required to maintain a residence in the State of New Jersey or be present at Integra's principal executive offices located in Plainsboro, New Jersey, and, after such date, McKinney shall have the right, at his expense, to perform his work for Integra in the Boston metropolitan area or such other location as he may select, provided, however that McKinney, in his role as Consultant to the President and CEO, shall until June 30, 2002 make himself available to the President and CEO of Integra at all reasonable times and agrees to travel to Integra's sites on an as-needed basis in order to perform his consulting duties for Integra, and, provided further, however, that except for reasonable travel expenses and for expenses relating to McKinney's use of a cellular telephone on business for Integra and telephone expenses relating to McKinney's remote connections to the Integra computer system based in Plainsboro, New Jersey, Integra shall not be responsible to pay or reimburse McKinney during any period in which he is serving as Consultant to the President and CEO for any costs or expenses that McKinney incurs in maintaining his office outside Integra's principal executive offices located in Plainsboro, New Jersey. In order to receive reimbursement for the expenses set forth in this Section 2, McKinney shall submit appropriate documentation that substantiates such expenses.


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     2.   Except as amended  hereby,  the Employment  Agreement  shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date first above written.

/s/ George McKinney
------------------------------

                                            Witness:

Integra LifeSciences Holdings Corporation


By: /s/ Stuart M. Essig
    ------------------------------
    Stuart M. Essig
    President and CEO